Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

Integral Systems Announces Second Quarter Fiscal 2010 Financial Results

Company Reaffirms Fiscal 2010 Earnings Guidance

COLUMBIA, MD, May 3, 2010 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for its second fiscal quarter ended March 26, 2010.

Revenue for the second quarter of fiscal 2010 was $40.3 million, a decrease of 5.8% versus the second quarter of 2009. Gross margin was 40.5% compared to 40.2% for the second quarter of fiscal 2009. Second quarter 2010 income from operations was $0.3 million compared to income from operations of $4.2 million reported in the second quarter of fiscal 2009. Net income for the second quarter of fiscal 2010 was $0.1 million or $0.01 per diluted share, compared to net income of $2.6 million or $0.15 per diluted share reported for the second quarter of fiscal 2009. Excluding the acquisition and interest expenses incurred relating to the CVG-Avtec acquisition discussed below, diluted earnings per share in the second quarter of fiscal 2010 would have been $0.06.

Included in the earnings results for the second quarter of fiscal 2010 is the impact of the following items:

•	A gain of $2.2 million ($0.07 per share) reflecting the recovery of a bad debt reserve previously taken in the third quarter of fiscal 2009 as a result of the bankruptcy of a Commercial customer;

•	An increase in the Company’s lease loss provision of $1.5 million ($0.05 per share) related to real estate in Lanham, MD; and

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Acquisition and interest expenses of $1.5 million ($0.05 per share) relating to the Company’s March 5th acquisition of CVG, Inc. and its wholly owned subsidiary, Avtec Systems (CVG-Avtec), now operating as Integral Systems SATCOM Solutions.

“This quarter Integral Systems advanced our business strategically with the acquisition of CVG-Avtec, demonstrating our continued commitment to invest in new markets and industry-leading technology,” said Paul Casner, President and Chief Executive Officer. “We expect the contributions of CVG-Avtec to become apparent later this year, and we are optimistic that its contribution to our business, combined with continued solid growth of our Products Group and our recently launched Services Group, set the stage for long-term growth and profitability.”

Casner concluded: “We remain mindful of the current market conditions and we continue to keep a very close hold on managing our operations and controlling indirect costs. With this focus and our business projections –including the expected benefits from CVG-Avtec—we reaffirm our fiscal 2010 earnings guidance of $0.35 - $0.40 per share.”

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QUARTER HIGHLIGHTS

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Acquired privately held CVG, Inc. and its subsidiary, Avtec Systems Inc. for $34.7 million in an all cash transaction, further expanding the reach of Integral Systems’ award winning product line and customer base within the Department of Defense.

•	Launched Integral Systems Service Solutions (IS3) to provide SATCOM Network Operations (NetOps) services as part of a broader planned Global Managed Network Services offering.

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Announced the successful completion of the Required Asset Available (RAA) milestone for the Rapid Attack Identification, Detection Reporting System (RAIDRS) Block 10 (RB-10) Central Operating Location and first deployable system.

•

Announced a number of new and additional contracts, including: modems for NASA’s Tracking and Data Relay Satellite System (TDRSS), next-generation satellite communication modems for Iridium Communications Inc., and provided Monics® Satellite Monitoring and Interference Detection and Analysis System to Argentina’s Empresa Argentina de Soluciones Satelitales (AR-SAT).

•

Launched several new and upgraded industry-leading products including RT Logic’s DG5000 high-rate signal processor platform, Integral Systems SATCOM Solutions’ Raptor X 45 X-band Ultra Small Satellite Terminal (USAT) and Newpoint Technologies’ integrated Trouble Ticketing and Inventory Management System.

•

Expanded its operating management team with the appointment of Colonel (Retired) Robert F. Wright, Jr., United States Air Force as Senior Vice President and General Manager of Integral Systems Military and Intelligence Group and Leonard Moss as Vice President of Security.

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Announced the dismissal of the class action case of Anthony Vidmar, et al v. Integral Systems, Inc., et al. With this dismissal, all pending litigation against the Company has been withdrawn by plaintiffs or dismissed by the courts without any findings against the Company or its current management team, or payment of any settlement amounts.

Integral Systems will host an investor conference call to discuss the second quarter financial results today at 11:00 am EDT. The conference call will be webcast live on Integral Systems’ website at: www.integ.com. Integral Systems participants will include Chief Executive Officer and President Paul Casner and Chief Financial Officer Bill Bambarger.

Interested parties are invited to participate in this conference call by dialing: 1.877.324.1958. A replay of the conference call can be heard from 2:00 pm EDT Monday, May 3, 2010, through midnight EDT Monday, May 10, 2010, by dialing 1.800.642.1687 or 1.706.645.9291 and asking for ID number 70330767.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, MD, applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems was named the Region III Prime Contractor of the Year by the U.S. Small Business Administration in 2009. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

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Company Contact: Andrew Miller Vice President, External Communications Integral Systems, Inc. Phone: 443.539.5124 amiller@integ.com	Media Contact: Michael Glickman Zeno Group for Integral Systems Phone: 212.299.8994 Michael.glickman@zenogroup.com

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 26, 2010 and September 25, 2009

(in thousands of dollars, except share amounts)

	March 26, 2010	September 25, 2009
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,699	$5,698
Accounts receivable, net of allowance for doubtful accounts	24,159	27,016
Unbilled revenues	35,014	37,028
Prepaid expenses and other current assets	2,955	1,256
Income tax receivable	1,698	12,361
Deferred contract costs	1,349	2,598
Inventory	14,343	9,994

Total current assets	96,217	95,951

Property and equipment, net	20,633	20,368
Goodwill	70,376	54,113
Intangible assets, net	21,820	6,711
Other assets	4,707	1,181

Total assets	$213,753	$178,324

Liabilities and Stockholders’ Equity

Current liabilities:
Short term debt	$30,000	$5,311
Accounts payable	5,289	5,771
Accrued expenses	20,858	17,941
Deferred tax liabilities	5,381	7,347
Deferred revenue	14,755	12,373

Total current liabilities	76,283	48,743

Deferred rent, non-current	8,279	8,460
Deferred tax liabilities, non-current	5,582	—
Obligations under capital leases	4,678	5,163
Other non-current liabilities	1,240	955

Total liabilities	96,062	63,321

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,436,267 and 17,331,796 shares issued and outstanding at March 26, 2010 and September 25, 2009, respectively	174	173
Additional paid-in capital	68,233	66,461
Retained earnings	49,705	48,354
Accumulated other comprehensive income (loss)	(421)	15

Total stockholders’ equity	117,691	115,003

Total liabilities and stockholders’ equity	$213,753	$178,324

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 26, 2010	March 27, 2009	March 26, 2010	March 27, 2009
	(Unaudited)		(Unaudited)
Revenue	$40,306	$42,768	$78,032	$81,238

Cost of revenue	23,965	25,572	47,221	49,793

Gross profit	16,341	17,196	30,811	31,445

Operating expense:
Selling, general & administrative	14,522	11,980	25,690	24,209
Research & development	1,508	972	2,781	1,692

Total operating expense	16,030	12,952	28,471	25,901

Income from operations	311	4,244	2,340	5,544

Other (expense) income, net	60	(72)	(102)	(65)

Income before income taxes	371	4,172	2,238	5,479

Income tax provision	241	1,527	887	1,809

Net income	$130	$2,645	$1,351	$3,670

Comprehensive income:
Cumulative currency translation adjustment	(363)	(33)	(436)	(9)

Total comprehensive income (loss)	$(233)	$2,612	$915	$3,661

Weighted average number of common shares:
Basic	17,436	17,298	17,411	17,289
Diluted	17,456	17,333	17,422	17,394

Net income per share:
Basic	$0.01	$0.15	$0.08	$0.21
Diluted	$0.01	$0.15	$0.08	$0.21

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	Three Months Ended		Six Months Ended
	March 26, 2010	March 27, 2009	March 26, 2010	March 27, 2009
	(unaudited)		(unaudited)
Revenue:
Military and Intelligence Group	$15,556	$23,437	$30,816	$40,685
Civil and Commercial Group	7,694	5,279	12,063	11,195
Products Group	18,575	16,419	37,731	33,438
Elimination of intersegment sales	(1,519)	(2,367)	(2,578)	(4,080)

Total revenue	40,306	42,768	78,032	81,238

Cost of revenue:
Military and Intelligence Group	12,510	14,585	23,369	27,803
Civil and Commercial Group	3,670	3,723	6,242	7,904
Products Group	9,304	9,631	20,188	18,166
Elimination of intersegment sales	(1,519)	(2,367)	(2,578)	(4,080)

Total cost of revenue	23,965	25,572	47,221	49,793

Gross profit:
Military and Intelligence Group	3,046	8,852	7,447	12,882
Gross margin	19.6%	37.8%	24.2%	31.7%
Civil and Commercial Group	4,024	1,556	5,821	3,291
Gross margin	52.3%	29.5%	48.3%	29.4%
Products Group	9,271	6,788	17,543	15,272
Gross margin	49.9%	41.3%	46.5%	45.7%

Total gross profit	16,341	17,196	30,811	31,445

Gross margin	40.5%	40.2%	39.5%	38.7%

Operating expense:
Military and Intelligence Group	3,825	4,890	7,467	10,034
Civil and Commercial Group	1,961	1,347	4,120	2,456
Products Group	10,244	6,715	16,884	13,411

Total operating expense	16,030	12,952	28,471	25,901

Income (loss) from operations:
Military and Intelligence Group	(779)	3,962	(20)	2,848
Operating margin	-5.0%	16.9%	-0.1%	7.0%
Civil and Commercial Group	2,063	209	1,701	835
Operating margin	26.8%	4.0%	14.1%	7.5%
Products Group	(973)	73	659	1,861
Operating margin	-5.2%	0.4%	1.7%	5.6%

Total income from operations	$311	$4,244	$2,340	$5,544

Operating margin	0.8%	9.9%	3.0%	6.8%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Six Months Ended
	March 26, 2010	March 27, 2009
	(Unaudited)
Cash flows from operating activities:
Net income	$1,351	$3,670
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,649	1,637
Bad debt expense	(1,050)	6
Stock-based compensation	1,289	1,649
Changes in operating assets and liabilities, excluding the net effects of acquisitions:
Accounts receivable	7,791	3,527
Unbilled revenue	1,012	(13,612)
Prepaid expenses and other current assets	(1,340)	(686)
Deferred contract costs	1,148	618
Inventories	(1,885)	(1,850)
Income taxes receivable	11,040	(2,142)
Accounts payable	(1,509)	(1,115)
Accrued expenses	721	(1,302)
Deferred revenue	1,571	(1,509)
Other	143	238

Net cash provided by (used in) operating activities	22,931	(10,871)

Cash flows from investing activities:
Acquisitions of fixed assets	(1,183)	(1,554)
Acquisition of CVG, Incorporated, net of cash received	(32,256)	—
Acquisition of satID	—	(10,941)

Net cash used in investing activities	(33,439)	(12,495)

Cash flows from financing activities:
Restricted cash deposit	(1,000)	—
Proceeds from line of credit borrowings	36,500	10,311
Repayment of line of credit borrowings	(11,811)	—
Deferred financing fee incurred	(1,472)	—
Payments on capital lease obligations	(465)	(11)
Proceeds from employee stock purchases	—	178
Proceeds from issuance of common stock	—	76

Net cash provided by financing activities	21,752	10,554

Net increase (decrease) in cash and cash equivalents	11,244	(12,812)
Effect of exchange rate changes on cash	(243)	19
Cash and cash equivalents - beginning of period	5,698	15,026

Cash and cash equivalents - end of period	$16,699	$2,233